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                                                                 EXHIBIT (11)(D)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
      We consent to the inclusion in Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of Eaton Vance Growth Trust (1933 Act File No. 2-22019) of EV Marathon Worldwide Health Sciences Fund of the reference to our firm relating to Worldwide Health Sciences Portfolio under the caption "Independent Accountants" in the Statement of Additional Information which is part of such Registration Statement.

                                    /s/ COOPERS & LYBRAND CHARTERED ACCOUNTANTS
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                                        COOPERS & LYBRAND CHARTERED ACCOUNTANTS
March 24, 1997
Toronto, Canada